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                                                                    EXHIBIT 15.1

                                  May 8, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Patterson Energy, Inc.
      Registration on Form S-8

We are aware that our report dated April 19, 2001, on our review of interim financial information of Patterson Energy, Inc. for the period ended March 31, 2001 and included in the Company's Quarterly Report on form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement on Form S-8.


                                             /s/ PricewaterhouseCoopers LLP